Exhibit 99.1

For Immediate Release Citigroup Inc. (NYSE: C) July 14, 2014

CITIGROUP REPORTS SECOND QUARTER 2014 EARNINGS PER SHARE OF $0.03;

$1.24 EXCLUDING CVA/DVA(1) AND IMPACT OF MORTGAGE SETTLEMENT(2)

NET INCOME OF $181 MILLION; $3.9 BILLION EXCLUDING CVA/DVA AND IMPACT OF MORTGAGE SETTLEMENT

REVENUES OF $19.3 BILLION; $19.4 EXCLUDING CVA/DVA

NET INTEREST MARGIN INCREASED TO 2.87% VERSUS PRIOR YEAR PERIOD

NET CREDIT LOSSES OF $2.2 BILLION DECLINED 16% VERSUS PRIOR YEAR PERIOD

UTILIZED APPROXIMATELY $1.1 BILLION OF DEFERRED TAX ASSETS

ESTIMATED BASEL III TIER 1 COMMON RATIO OF 10.6%(3)
ESTIMATED BASEL III SUPPLEMENTARY LEVERAGE RATIO OF 5.7%(4)

BOOK VALUE PER SHARE INCREASED TO $66.76

TANGIBLE BOOK VALUE PER SHARE(5) INCREASED TO $56.89

CITIGROUP DEPOSITS OF $966 BILLION GREW 3% VERSUS PRIOR YEAR PERIOD

CITICORP LOANS OF $585 BILLION GREW 8% VERSUS PRIOR YEAR PERIOD

CITI HOLDINGS ASSETS OF $111 BILLION DECLINED 15% FROM PRIOR YEAR PERIOD
AND REPRESENTED 6% OF TOTAL CITIGROUP ASSETS AT QUARTER END

New York, July 14, 2014 — Citigroup Inc. today reported net income for the second quarter 2014 of $181 million, or $0.03 per diluted share, on revenues of $19.3 billion.  This compared to net income of $4.2 billion, or $1.34 per diluted share, on revenues of $20.5 billion for the second quarter 2013.  Second quarter 2014 results included the impact of a $3.8 billion charge ($3.7 billion after-tax) to settle RMBS and CDO-related claims, which consisted of $3.7 billion in legal expenses and a $55 million loan loss reserve build, each recorded in Citi Holdings.

CVA/DVA was negative $33 million (negative $20 million after-tax) in the second quarter 2014, compared to positive $477 million ($293 million after-tax) in the prior year period.  Excluding CVA/DVA in both periods, second quarter revenues of $19.4 billion declined 3% from the prior year period.  Excluding CVA/DVA and the impact of the mortgage settlement in the second quarter 2014, earnings were $1.24 per diluted share, a 1% decline from prior year earnings of $1.25 per diluted share.

Michael Corbat, Chief Executive Officer of Citi, said, “Our businesses showed resilience in the face of an uneven economic environment.  During the quarter, we continued to grow loans in our core businesses, reduce operating expenses by simplifying our products and processes and utilize our deferred tax assets.  Despite the significant impact of today’s settlement on our net income, our capital position strengthened to an estimated Tier 1 Common ratio of 10.6% on a Basel III basis, and our tangible book value increased.”

Citigroup ($ in millions, except per share amounts)	2Q’14	1Q’14	2Q’13	QoQ%	YoY%
Citicorp	17,879	18,668	19,392	-4%	-8%
Citi Holdings	1,463	1,456	1,096	—	33%
Total Revenues	$19,342	$20,124	$20,488	-4%	-6%

Adjusted Revenues(a)	$19,375	$20,117	$20,011	-4%	-3%

Expenses	$15,521	$12,149	$12,149	28%	28%

Adjusted Expenses(a)	$11,772	$12,149	$12,149	-3%	-3%

Net Credit Losses	2,189	2,439	2,608	-10%	-16%
Loan Loss Reserve Build/(Release)(b)	(641)	(673)	(784)	5%	18%
Provision for Benefits and Claims	182	208	200	-13%	-9%
Total Cost of Credit	$1,730	$1,974	$2,024	-12%	-15%

Adjusted Cost of Credit(a)	$1,675	$1,974	$2,024	-15%	-17%

Income (Loss) from Cont. Ops. Before Taxes	$2,091	$6,001	$6,315	-65%	-67%
Provision for Income Taxes	1,838	2,050	2,127	-10%	-14%
Income from Continuing Operations	$253	$3,951	$4,188	-94%	-94%
Net income (loss) from Disc. Ops.	(22)	37	30	NM	NM
Non-Controlling Interest	50	45	36	11%	39%
Citigroup Net Income	$181	$3,943	$4,182	-95%	-96%

Adjusted Net Income(a)	$3,927	$4,149	$3,889	-5%	1%

Estimated Basel III Tier 1 Common ratio(c)	10.6%	10.5%	10.0%
Estimated Basel III Supplementary Leverage ratio(d)	5.7%	5.6%	4.9%
Return on Common Equity	0.2%	7.8%	8.8%
Book Value per Share	$66.76	$66.25	$63.02	1%	6%
Tangible Book Value per Share	$56.89	$56.40	$53.10	1%	7%

Note:  Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods, the impact of the mortgage settlement in 2Q’14, and the tax item in 1Q’14.  For additional information on the tax item in 1Q’14, please refer to Footnote 6. Citigroup’s results of operations excluding these items are non-GAAP financial measures.  For a reconciliation of these measures to reported results, see Appendix B.

(b) Includes provision for unfunded lending commitments.

(c) Citigroup’s estimated Basel III Tier 1 Common ratio, with full implementation assumed for capital components, is a non-GAAP financial measure.  For additional information, please refer to Footnote 3.

(d) Citigroup’s estimated Basel III Supplementary Leverage ratio is a non-GAAP financial measure.  For additional information, please refer to Footnote 4.

Citigroup

Citigroup revenues of $19.3 billion in the second quarter 2014 declined 6% from the prior year period.  Excluding CVA/DVA, revenues of $19.4 declined 3% from the prior year period.  This decrease was driven by a 5% decline in Citicorp revenues, primarily due to a decline in Fixed Income Markets revenues in Institutional Clients Group (ICG) and lower U.S. mortgage refinancing activity in North America Global Consumer Banking (GCB), partially offset by higher Citi Holdings revenues.

Citigroup’s net income declined to $181 million in the second quarter 2014 from $4.2 billion in the prior year period.  Excluding CVA/DVA and the impact of the mortgage settlement, Citigroup net income of $3.9 billion increased 1% versus the prior year period driven by lower operating expenses and a decline in credit costs, partially offset by lower revenues.  Operating expenses were $15.5 billion in the second quarter 2014, compared to $12.1 billion in the prior year period.  Excluding the impact of the mortgage settlement, operating expenses were $11.8 billion in the second quarter 2014, 3% lower than the prior year period, driven by continued efficiency savings, the overall decline in Citi Holdings assets and lower legal expenses, partially offset by higher regulatory and compliance costs and higher repositioning expenses.  Excluding the impact of the mortgage settlement, operating expenses in the second quarter 2014 included legal and related expenses of $402 million, compared to $832 million in the prior year period, and $397 million of repositioning charges, compared to $75 million in the prior year period.  Excluding the impact of the mortgage settlement, Citigroup’s cost of credit in the second quarter 2014 was $1.7 billion, a decrease of 17% from the prior year period, primarily reflecting a $419 million improvement in net credit losses.  Excluding CVA/DVA and the impact of the mortgage settlement, Citi’s effective tax rate was 33% in both the current quarter and prior year period.

Citigroup’s allowance for loan losses was $17.9 billion at quarter end, or 2.70% of total loans, compared to $21.6 billion, or 3.38% of total loans, at the end of the prior year period.  Excluding the impact of the mortgage settlement, the $696 million net release of loan loss reserves in the current quarter compared to a $784 million release in the prior year period.  Citigroup asset quality continued to improve as total non-accrual assets fell to $8.3 billion, an 18% reduction compared to the second quarter 2013.  Corporate non-accrual loans declined 43% to $1.2 billion, while consumer non-accrual loans declined 12% to $6.7 billion.

Citigroup’s capital levels and book value per share increased versus the prior year period.  As of quarter end, book value per share was $66.76 and tangible book value per share was $56.89, 6% and 7% increases, respectively, versus the prior year period.  At quarter end, Citigroup’s estimated Basel III Tier 1 Common ratio was 10.6%, up from 10.0% in the prior year period, largely driven by earnings and the utilization of deferred tax assets (DTA).  Citigroup utilized approximately $1.1 billion of DTA in the second quarter 2014 and $2.2 billion year-to-date 2014.  Citigroup’s estimated Basel III Supplementary Leverage ratio for the second quarter 2014 was 5.7%, up from 4.9% in the prior year period.

Citicorp ($ in millions)	2Q’14	1Q’14	2Q’13	QoQ%	YoY%
Global Consumer Banking	9,381	9,293	9,718	1%	-3%
Institutional Clients Group	8,463	9,234	9,560	-8%	-11%
Corporate/Other	35	141	114	-75%	-69%
Total Revenues	$17,879	$18,668	$19,392	-4%	-8%

Adjusted Revenues(a)	$17,911	$18,675	$18,930	-4%	-5%

Expenses	$11,007	$10,605	$10,585	4%	4%

Net Credit Losses	1,790	1,920	1,838	-7%	-3%
Loan Loss Reserve Build/(Release)(b)	(442)	(328)	(311)	-35%	-42%
Provision for Benefits and Claims	39	53	46	-26%	-15%
Total Cost of Credit	$1,387	$1,645	$1,573	-16%	-12%

Net Income	$3,663	$4,227	$4,764	-13%	-23%

Adjusted Net Income(a)	$3,683	$4,441	$4,480	-17%	-18%

Adjusted Revenues(a)
North America	7,958	8,342	8,206	-5%	-3%
EMEA	2,785	3,110	3,110	-10%	-10%
LATAM	3,483	3,372	3,533	3%	-1%
Asia	3,650	3,710	3,967	-2%	-8%
Corporate/Other	35	141	114	-75%	-69%

Adjusted Income from Continuing Ops.(a)
North America	2,163	2,310	2,011	-6%	8%
EMEA	563	783	815	-28%	-31%
LATAM	735	653	859	13%	-14%
Asia	726	950	1,029	-24%	-29%
Corporate/Other	(432)	(248)	(229)	-74%	-89%

EOP Assets ($B)	1,799	1,781	1,753	1%	3%
EOP Loans ($B)	585	575	544	2%	8%
EOP Deposits ($B)	947	937	874	1%	8%

Note:  Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods and the tax item in 1Q’14.  For additional information on the tax item in 1Q’14, please refer to Footnote 6.  For a reconciliation of these measures to reported results, see Appendix B.

(b) Includes provision for unfunded lending commitments.

Citicorp

Citicorp revenues of $17.9 billion in the second quarter 2014 declined 8% from the prior year period.  CVA/DVA, reported within ICG, was negative $32 million in the second quarter 2014 (negative $20 million after-tax), compared to positive $462 million ($284 million after-tax) in the prior year period.  Excluding CVA/DVA, revenues were down 5% from the second quarter 2013, reflecting declines in both GCB and ICG revenues of 3% and 7%, respectively.  Corporate/Other revenues were $35 million versus $114 million in the prior year period.

Citicorp net income decreased 23% from the prior year period to $3.7 billion.  Excluding CVA/DVA, net income declined 18% compared to the prior year period, as lower revenues and higher expenses were partially offset by an improvement in credit.

Citicorp operating expenses increased 4% from the prior year period to $11.0 billion primarily reflecting higher legal and related and repositioning charges as well as higher regulatory and compliance costs, partially offset by efficiency savings.

Citicorp cost of credit of $1.4 billion in the second quarter 2014 declined 12% from the prior year period.  The decline reflected both a 3% decline in net credit losses as well as a higher net loan loss reserve release, which increased 42% versus the prior year period.  Citicorp’s consumer loans 90+ days delinquent increased 6% from the prior year period to $2.8 billion, but the 90+ days delinquency ratio remained roughly stable at 0.93% of loans.

Citicorp end of period loans grew 8% versus the prior year period to $585 billion, with 9% growth in corporate loans to $283 billion and 7% growth in consumer loans to $303 billion.  The growth in consumer loans included the impact of the acquisition of Best Buy’s U.S. credit card portfolio in the third quarter 2013.

Global Consumer Banking ($ in millions)	2Q’14	1Q’14	2Q’13	QoQ%	YoY%
North America	4,782	4,783	5,053	—	-5%
EMEA	359	347	364	3%	-1%
LATAM	2,324	2,268	2,333	2%	—
Asia	1,916	1,895	1,968	1%	-3%
Total Revenues	$9,381	$9,293	$9,718	1%	-3%

Expenses	$5,461	$5,190	$5,285	5%	3%

Net Credit Losses	1,781	1,786	1,785	—	—
Loan Loss Reserve Build/(Release)(a)	(321)	(221)	(228)	-45%	-41%
Provision for Benefits and Claims	39	53	46	-26%	-15%
Total Cost of Credit	$1,499	$1,618	$1,603	-7%	-6%

Net Income	$1,599	$1,719	$1,856	-7%	-14%

Income from Continuing Operations
North America	1,077	1,020	1,084	6%	-1%
EMEA	15	15	22	—	-32%
LATAM	299	311	346	-4%	-14%
Asia	214	381	410	-44%	-48%

(in billions of dollars)
Avg. Cards Loans	142	144	138	-1%	3%
Avg. Retail Banking Loans	157	152	145	3%	8%
Avg. Deposits	335	330	326	1%	3%
Investment Sales	27	27	28	-1%	-4%
Cards Purchase Sales	95	85	91	11%	4%

Note:  Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Includes provision for unfunded lending commitments.

Global Consumer Banking

GCB revenues of $9.4 billion declined 3% from the prior year period, as lower U.S. mortgage refinancing activity, regulatory changes, repositioning actions in certain markets and the continued impact of spread compression globally more than offset the impact of the Best Buy portfolio acquisition and ongoing volume growth in most international businesses.

GCB net income declined 14% versus the prior year period to $1.6 billion, reflecting the decline in revenues and higher operating expenses, partially offset by a lower cost of credit.  Operating expenses increased 3% versus the prior year period, reflecting higher repositioning charges in Korea and the impact of the Best Buy portfolio acquisition, partially offset by ongoing cost reduction initiatives.

North America GCB revenues declined 5% to $4.8 billion versus the prior year period driven by lower retail banking revenues, partially offset by higher Citi-branded card and retail services revenues.  Retail banking revenues declined 26% to $1.2 billion from the second quarter 2013, primarily reflecting the lower U.S. mortgage refinancing activity, partially offset by revenue increases attributable to 4% growth in average deposits and 11% growth in average loans.  Citi-branded cards revenues of $2.0 billion were up 3% versus last year, as purchase sales grew and lower average loans were partially offset by an improvement in spreads driven by a reduction in promotional rate balances.  Citi retail services revenues increased 7% to $1.6 billion, mainly reflecting the impact of the Best Buy portfolio acquisition.

North America GCB net income was $1.1 billion, broadly flat versus the second quarter 2013, as the decline in revenues was offset by lower operating expenses, a decline in net credit losses and higher loan loss reserve releases.  Operating expenses declined by 4% versus the prior year period to $2.3 billion, reflecting ongoing cost reduction initiatives, partially offset by the impact of the Best Buy portfolio acquisition.

North America GCB credit quality continued to improve as net credit losses of $1.1 billion decreased 10% versus the prior year period.  Net credit losses improved in Citi-branded cards (down 14% to $570 million) and in Citi retail services (down 3% to $465 million) versus the prior year period.  Delinquency rates improved in Citi-branded cards and Citi retail services versus the prior year period and ended the quarter at close to historically low levels.  The reserve release in the second quarter 2014 was $396 million, $45 million higher than in the second quarter 2013.

International GCB revenues declined 1% versus the second quarter 2013 to $4.6 billion on a reported basis.  On a constant dollar basis,(7) international GCB revenues were up 1% versus the second quarter 2013 as growth in Latin America offset declines in Asia and EMEA.  In constant dollars, revenues in Latin America increased 3% to $2.3 billion as volume growth more than offset spread compression.  In Asia, revenues decreased by 2% to $1.9 billion primarily due to the ongoing impact of regulatory changes as well as continued franchise repositioning in Korea and lower investment sales revenues reflecting weaker investor sentiment, partially offset by volume growth.  In EMEA, revenues declined 1% in constant dollars to $359 million, primarily due to the previously-announced market exits in 2013.

International GCB net income declined 33% from the prior year period to $521 million on a reported basis and declined 30% in constant dollars.  On a constant dollar basis, higher expenses and higher credit costs more than offset the higher revenues.  Operating expenses in the second quarter 2014 increased 12% in constant dollars (increased 10% on a reported basis) driven by higher repositioning charges in Korea, partially offset by efficiency savings, while credit costs increased 10% versus the prior year (increased 8% on a reported basis) mostly driven by portfolio growth and seasoning in Latin America.

International GCB credit quality reflected portfolio seasoning as well as the ongoing impact of fiscal reforms and slower economic growth in Mexico.  On a reported basis, net credit losses rose 19% to $711 million, primarily reflecting the impact of portfolio growth as well as portfolio seasoning in Latin America.  The international net credit loss rate was 1.97% of average loans in the second quarter 2014, compared to 1.74% in the prior year period.

Institutional Clients Group ($ in millions)	2Q’14	1Q’14	2Q’13	QoQ%	YoY%
Treasury & Trade Solutions	2,009	1,948	2,005	3%	—
Investment Banking	1,338	1,052	1,156	27%	16%
Private Bank	656	668	645	-2%	2%
Corporate Lending(a)	454	415	404	9%	12%
Total Banking	4,457	4,083	4,210	9%	6%
Fixed Income Markets	2,996	3,850	3,422	-22%	-12%
Equity Markets	659	883	885	-25%	-26%
Securities Services	598	561	599	7%	—
Other	(171)	(119)	(41)	-44%	NM
Total Markets & Securities Services	4,082	5,175	4,865	-21%	-16%
Product Revenues(b)	$8,539	$9,258	$9,075	-8%	-6%
Gain / (loss) on Loan Hedges	(44)	(17)	23	NM	NM
Total Revenues ex-CVA / DVA	8,495	9,241	9,098	-8%	-7%
CVA/DVA	(32)	(7)	462	NM	NM
Total Revenues	$8,463	$9,234	$9,560	-8%	-11%

Expenses	$4,891	$4,994	$5,006	-2%	-2%

Net Credit Losses	9	134	53	-93%	-83%
Credit Reserve Build/(Release)(c)	(121)	(107)	(83)	-13%	-46%
Total Cost of Credit	$(112)	$27	$(30)	NM	NM

Net Income	$2,543	$2,939	$3,113	-13%	-18%

Adjusted Net Income(d)	$2,563	$2,943	$2,829	-13%	-9%

Adjusted Revenues(d)
North America	3,176	3,559	3,153	-11%	1%
EMEA	2,426	2,763	2,746	-12%	-12%
LATAM	1,159	1,104	1,200	5%	-3%
Asia	1,734	1,815	1,999	-4%	-13%

Adjusted Income from Continuing Ops.(d)
North America	1,086	1,290	927	-16%	17%
EMEA	548	768	793	-29%	-31%
LATAM	436	342	513	27%	-15%
Asia	512	569	619	-10%	-17%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes gain / (loss) on loan hedges.

(b) Excludes CVA / DVA and gain / (loss) on loan hedges. For additional information, please refer to Footnote 8.

(c) Includes provision for unfunded lending commitments.

(d) Excludes, as applicable, CVA / DVA in all periods. For a reconciliation of these measures to reported results, see Appendix B.

Institutional Clients Group

ICG revenues declined 11% from the prior year period to $8.5 billion. Excluding the impact of CVA/DVA, revenues were $8.5 billion, 7% lower than the prior year period, primarily reflecting a decline in Fixed Income Markets and Equity Markets revenues, partially offset by higher Investment Banking revenues.

Banking revenues of $4.5 billion increased 6% from the prior year period, primarily reflecting growth in Investment Banking revenues. Investment Banking revenues increased 16% versus the prior year period, driven by a 17% increase in debt underwriting revenues to $748 million and a 31% increase in equity underwriting revenues to $397 million, partially offset by a 10% decline in advisory revenues to $193 million. Private Bank revenues increased 2% to $656 million from the prior year period as growth in client volumes was partially offset by the impact of spread compression. Corporate Lending revenues rose 12% versus the prior year period to $454 million primarily reflecting growth in average loans. Treasury and Trade Solutions (TTS) revenues were flat versus the prior year period. Excluding a one-time gain of $50 million in the prior year, TTS revenues were up 3%

versus the prior year period as volume and fee growth more than offset the impact of spread compression globally.

Markets and Securities Services revenues of $4.1 billion (excluding negative $31 million of CVA/DVA, versus positive $461 million in the second quarter 2013) declined 16% from the prior year period. Fixed Income Markets revenues of $3.0 billion in the second quarter 2014 (excluding negative $36 million of CVA/DVA) declined 12% from the prior year period reflecting historically low volatility and continued macro uncertainty, which led to lower market volumes, as well as the impact of gains in the prior year period. Equity Markets revenues of $659 million (excluding positive $4 million of CVA/DVA) were down 26% versus the prior year period, reflecting lower client activity and weak trading performance in EMEA. Securities Services revenues were roughly flat versus the prior year period as higher client activity was offset by a reduction in high margin deposits.

ICG net income was $2.5 billion in the second quarter 2014. Excluding CVA/DVA, net income of $2.6 billion declined 9% from the prior year period, primarily reflecting the decline in revenues, partially offset by a decline in operating expenses and improved credit costs. Operating expenses declined 2% to $4.9 billion driven by lower incentive compensation, partially offset by higher regulatory and compliance costs and legal and related expenses.

ICG average loans grew 10% versus the prior year period to $279 billion while deposits increased 8% to $577 billion.

Citi Holdings ($ in millions)	2Q’14	1Q’14	2Q’13	QoQ%	YoY%
Total Revenues	$1,463	$1,456	$1,096	—	33%

Adjusted Revenues(a)	$1,464	$1,442	$1,081	2%	35%

Expenses	$4,514	$1,544	$1,564	NM	NM

Adjusted Expenses(a)	$765	$1,544	$1,564	-50%	-51%

Net Credit Losses	399	519	770	-23%	-48%
Loan Loss Reserve Build/(Release)(b)	(199)	(345)	(473)	42%	58%
Provision for Benefits and Claims	143	155	154	-8%	-7%
Total Cost of Credit	$343	$329	$451	4%	-24%

Adjusted Cost of Credit(a)	$288	$329	$451	-12%	-36%

Net Income (Loss)	$(3,482)	$(284)	$(582)	NM	NM

Adjusted Net Income(a)	$244	$(292)	$(591)	NM	NM

EOP Assets ($ in billions)	111	114	131	-3%	-15%
EOP Loans ($B)	82	90	100	-8%	-18%
EOP Deposits ($B)	20	29	65	-33%	-70%

Note: Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods and the impact of the mortgage settlement in 2Q’14. For a reconciliation of these measures to reported results, see Appendix B.

(b) Includes provision for unfunded lending commitments.

Citi Holdings

Citi Holdings revenues in the second quarter 2014 increased 33% versus the prior year period to $1.5 billion. Revenues in the second quarter 2014 included CVA/DVA of negative $1 million compared to positive $15 million in the prior year period. Excluding CVA/DVA, Citi Holdings revenues increased 35% to $1.5 billion primarily driven by the absence of repurchase reserve builds for representation and warranty claims in the current quarter, a higher level of gains on asset sales compared to the prior year and lower funding costs. As of the end of the quarter, total Citi Holdings assets were $111 billion, 15% below the prior year period, and represented approximately 6% of total Citigroup assets.

Citi Holdings net loss was $3.5 billion in the second quarter 2014, compared to a net loss of $582 million in the prior year. Excluding the impact of the mortgage settlement in the second quarter 2014, Citi Holdings net income was $244 million, reflecting higher revenues, lower operating expenses and lower credit costs. Excluding the impact of the mortgage settlement, operating expenses in the second quarter 2014 declined 51% from the prior year period, principally reflecting lower legal and related costs ($15 million in the second quarter 2014, compared to $705 million in the prior year period) as well as the ongoing decline in Citi Holdings assets. Net credit losses decreased 48% or $371 million from the prior year period, primarily driven by improvements in the North America mortgage portfolio.

Citi Holdings allowance for credit losses was $5.4 billion at the end of the second quarter 2014, or 6.57% of loans, compared to $8.2 billion, or 8.15% of loans, in the prior year period. 90+ days delinquent consumer loans in Citi Holdings decreased 22% to $2.5 billion, or 3.32% of loans.

Citicorp Results by Region(a)	Revenues			Income from Continuing Ops.
($ in millions)	2Q’14	1Q’14	2Q’13	2Q’14	1Q’14	2Q’13
North America
Global Consumer Banking	4,782	4,783	5,053	1,077	1,020	1,084
Institutional Clients Group	3,176	3,559	3,153	1,086	1,290	927
Total North America	$7,958	$8,342	$8,206	$2,163	$2,310	$2,011

EMEA
Global Consumer Banking	359	347	364	15	15	22
Institutional Clients Group	2,426	2,763	2,746	548	768	793
Total EMEA	$2,785	$3,110	$3,110	$563	$783	$815

Latin America
Global Consumer Banking	2,324	2,268	2,333	299	311	346
Institutional Clients Group	1,159	1,104	1,200	436	342	513
Total Latin America	$3,483	$3,372	$3,533	$735	$653	$859

Asia
Global Consumer Banking	1,916	1,895	1,968	214	381	410
Institutional Clients Group	1,734	1,815	1,999	512	569	619
Total Asia	$3,650	$3,710	$3,967	$726	$950	$1,029

Corporate/Other	$35	$141	$114	$(432)	$(248)	$(229)

Citicorp	$17,911	$18,675	$18,930	$3,755	$4,448	$4,485

Note: Totals may not sum due to rounding. Please refer to the Appendices and Footnotes at the end of this press release for additional information.

(a) Excludes, as applicable, CVA / DVA in all periods and the tax item in 1Q’14. For a reconciliation of these measures to reported results, see Appendix B.

Citigroup will host a conference call today at 10:00 AM (EDT). A live webcast of the presentation, as well as financial results and presentation materials, will be available at http://www.citigroup.com/citi/investor. Dial-in numbers for the conference call are as follows: (866) 516-9582 in the U.S. and Canada; (973) 409-9210 outside of the U.S. and Canada. The conference code for both numbers is 54126232.

Citigroup, the leading global bank, has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, transaction services, and wealth management.

Additional information may be found at www.citigroup.com | Twitter: @Citi | YouTube: www.youtube.com/citi | Blog: http://new.citi.com | Facebook: www.facebook.com/citi | LinkedIn: www.linkedin.com/company/citi

Additional financial, statistical, and business-related information, as well as business and segment trends, is included in a Quarterly Financial Data Supplement. Both this earnings release and Citigroup’s Second Quarter 2014 Quarterly Financial Data Supplement are available on Citigroup’s website at www.citigroup.com.

Certain statements in this release are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial condition may differ materially from those included in these statements due to a variety of factors, including the precautionary statements included in this release and those contained in Citigroup’s filings with the U.S. Securities and Exchange Commission, including without limitation the “Risk Factors” section of Citigroup’s 2013 Annual Report on Form 10-K. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Contacts:

Press: Mark Costiglio	(212) 559-4114	Investors:	Susan Kendall	(212) 559-2718
Kamran Mumtaz	(212) 793-7682	Fixed Income Investors:	Peter Kapp	(212) 559-5091

Appendix A: CVA / DVA

CVA / DVA
($ in millions)	2Q’14	1Q’14	2Q’13

Institutional Clients Group
Counterparty CVA(1)	$62	$(10)	$194
Own-Credit CVA(1)	(50)	(29)	64
Derivatives CVA(1)	$12	$(39)	$258
DVA on Citi Liabilities at Fair Value	(44)	32	204
Total Institutional Clients Group CVA / DVA	$(32)	$(7)	$462

Citi Holdings
Counterparty CVA(1)	$1	$17	$12
Own-Credit CVA(1)	(2)	(5)	5
Derivatives CVA(1)	$(1)	$12	$17
DVA on Citi Liabilities at Fair Value	—	2	(2)
Total Citi Holdings CVA / DVA	$(1)	$14	$15
Total Citigroup CVA / DVA	$(33)	$7	$477

Note: Totals may not sum due to rounding.

(1) Net of hedges.

Appendix B: Non-GAAP Financial Measures - Adjusted Items

Citigroup
($ in millions, except per share amounts)	2Q’14	1Q’14	2Q’13
Reported Revenues (GAAP)	$19,342	$20,124	$20,488
Impact of:
CVA/DVA	(33)	7	477
Adjusted Revenues	$19,375	$20,117	$20,011

Reported Expenses (GAAP)	$15,521	$12,149	$12,149
Impact of:
Mortgage Settlement	(3,749)	—	—
Adjusted Expenses	$11,772	$12,149	$12,149

Reported Cost of Credit (GAAP)	$1,730	$1,974	$2,024
Impact of:
Mortgage Settlement	(55)	—	—
Adjusted Cost of Credit	$1,675	$1,974	$2,024

Reported Net Income (GAAP)	$181	$3,943	$4,182
Impact of:
CVA / DVA	(20)	4	293
Tax Item	—	(210)	—
Mortgage Settlement	(3,726)	—	—
Adjusted Net Income	$3,927	$4,149	$3,889
Preferred Dividends	100	124	9
Adjusted Net Income to Common	$3,827	$4,025	$3,880

Reported EPS (GAAP)	$0.03	$1.23	$1.34
Impact of:
CVA / DVA	(0.01)	0.00	0.09
Tax Item	—	(0.07)	—
Mortgage Settlement	(1.21)	—	—
Adjusted EPS	$1.24	$1.30	$1.25

Appendix B: Non-GAAP Financial Measures - Adjusted Items (Cont.)

Citicorp
($ in millions)	2Q’14	1Q’14	2Q’13
Reported Revenues (GAAP)	$17,879	$18,668	$19,392
Impact of:
CVA/DVA	(32)	(7)	462
Adjusted Revenues	$17,911	$18,675	$18,930

Reported Net Income (GAAP)	$3,663	$4,227	$4,764
Impact of:
CVA/DVA	(20)	(4)	284
Tax Item	—	(210)	—
Adjusted Net Income	$3,683	$4,441	$4,480

Institutional Clients Group
($ in millions)	2Q'14	1Q'14	2Q'13
Reported Revenues (GAAP)	$8,463	$9,234	$9,560
Impact of:
CVA/DVA	(32)	(7)	462
Adjusted Revenues	$8,495	$9,241	$9,098

Reported Net Income (GAAP)	$2,543	$2,939	$3,113
Impact of:
CVA/DVA	(20)	(4)	284
Adjusted Net Income	$2,563	$2,943	$2,829

Corp / Other
($ in millions)	2Q’14	1Q’14	2Q’13
Reported Net Income (GAAP)	$(479)	$(431)	$(205)
Impact of:
Tax Item	—	(210)	—
Adjusted Net Income	$(479)	$(221)	$(205)

Citi Holdings
($ in millions)	2Q'14	1Q'14	2Q'13
Reported Revenues (GAAP)	$1,463	$1,456	$1,096
Impact of:
CVA/DVA	(1)	14	15
Adjusted Revenues	$1,464	$1,442	$1,081

Reported Expenses (GAAP)	$4,514	$1,544	$1,564
Impact of:
Mortgage Settlement	(3,749)	—	—
Adjusted Expenses	$765	$1,544	$1,564

Reported Cost of Credit (GAAP)	$343	$329	$451
Impact of:
Mortgage Settlement	(55)	—	—
Adjusted Cost of Credit	$288	$329	$451

Reported Net Income (GAAP)	$(3,482)	$(284)	$(582)
Impact of:
CVA / DVA	—	8	9
Mortgage Settlement	(3,726)	—	—
Adjusted Net Income	$244	$(292)	$(591)

Appendix C: Non-GAAP Financial Measures - Excluding Impact of FX Translation

Int’l Consumer Banking
($ in millions)	2Q’14	1Q’14	2Q’13
Reported Revenues	$4,599	$4,510	$4,665
Impact of FX Translation	—	74	(99)
Revenues in Constant Dollars	$4,599	$4,584	$4,566

Reported Expenses	$3,119	$2,759	$2,835
Impact of FX Translation	—	43	(45)
Expenses in Constant Dollars	$3,119	$2,802	$2,790

Reported Credit Costs	$813	$778	$751
Impact of FX Translation	—	19	(13)
Credit Costs in Constant Dollars	$813	$797	$738

Reported EBT	$667	$973	$1,079
Impact of FX Translation	—	12	(41)
EBT in Constant Dollars	$667	$985	$1,038

Reported Net Income	$521	$700	$773
Impact of FX Translation	—	4	(28)
Net Income in Constant Dollars	$521	$704	$745

EMEA Consumer Banking
($ in millions)	2Q’14	1Q’14	2Q’13
Reported Revenues	$359	$347	$364
Impact of FX Translation	—	3	(2)
Revenues in Constant Dollars	$359	$350	$362

Reported Expenses	$313	$315	$342
Impact of FX Translation	—	4	—
Expenses in Constant Dollars	$313	$319	$342

Latam Consumer Banking
($ in millions)	2Q’14	1Q’14	2Q’13
Reported Revenues	$2,324	$2,268	$2,333
Impact of FX Translation	—	39	(80)
Revenues in Constant Dollars	$2,324	$2,307	$2,253

Reported Expenses	$1,360	$1,314	$1,351
Impact of FX Translation	—	21	(43)
Expenses in Constant Dollars	$1,360	$1,335	$1,308

Asia Consumer Banking
($ in millions)	2Q’14	1Q’14	2Q’13
Reported Revenues	$1,916	$1,895	$1,968
Impact of FX Translation	—	32	(17)
Revenues in Constant Dollars	$1,916	$1,927	$1,951

Reported Expenses	$1,446	$1,130	$1,142
Impact of FX Translation	—	18	(2)
Expenses in Constant Dollars	$1,446	$1,148	$1,140

Appendix D: Non-GAAP Financial Measures - Basel III Tier 1 Common Capital and Ratio(1)(2)

($ in millions)	6/30/2014(3)	3/31/2014	6/30/2013

Citigroup Common Stockholders’ Equity(4)	$202,511	$201,350	$191,672
Add: Qualifying noncontrolling interests	183	177	161
Regulatory Capital Adjustments and Deductions:
Less:
Accumulated net unrealized losses on cash flow hedges, net of tax(5)	(1,007)	(1,127)	(1,671)
Cumulative unrealized net gain related to changes in fair value of financial liabilities attributable to the change in own creditworthiness, net of tax(6)	118	170	524
Intangible Assets:
Goodwill, net of related deferred tax liabilities(7)	24,465	24,314	24,553
Identifiable intangible assets other than mortgage servicing rights (MSRs), net of related deferred tax liabilities	4,506	4,692	5,057
Defined benefit pension plan net assets	1,066	1,178	876
Deferred tax assets (DTAs) arising from net operating loss, foreign tax credit and general business credit carry-forwards, excess over 10% / 15% limitations for other DTAs, certain common stock investments and MSRs, and other(8)	37,981	40,375	45,347

Basel III Tier 1 Common Capital	$135,565	$131,925	$117,147

Basel III Risk-Weighted Assets (RWA)	$1,274,000	$1,261,000	$1,168,000

Basel III Tier 1 Common ratio	10.6%	10.5%	10.0%

(1)         Certain reclassifications have been made to prior period presentation to conform to the current period.

(2)         Citi’s estimated Basel III Tier 1 Common ratio and related components as of June 30, 2013 are based on the proposed U.S. Basel III rules, and with full implementation assumed for capital components; whereas March 31, 2014 and after are based on the final U.S. Basel III rules, and with full implementation assumed for capital components.  Estimated Basel III risk-weighted assets are based on the “advanced approaches” for determining total risk-weighted assets for all periods.

(3)         Preliminary.

(4)         Excludes issuance costs related to preferred stock outstanding in accordance with Federal Reserve Board regulatory reporting requirements.

(5)         Tier 1 Common Capital is adjusted for accumulated net unrealized gains (losses) on cash flow hedges included in accumulated other comprehensive income that relate to the hedging of items not recognized at fair value on the balance sheet.

(6)         The cumulative impact of changes in Citigroup’s own creditworthiness in valuing liabilities for which the fair value option has been elected and own-credit valuation adjustments on derivatives are excluded from Tier 1 Common Capital, in accordance with the final U.S. Basel III rules.

(7)         Includes goodwill “embedded” in the valuation of significant common stock investments in unconsolidated financial institutions.

(8)         Aside from MSRs, reflects other DTAs arising from temporary differences and significant common stock investments in unconsolidated financial institutions.

Appendix E: Non-GAAP Financial Measures - Tangible Common Equity

($ in millions, except per share amounts)	Preliminary 6/30/2014
Citigroup Total Stockholders’ Equity	$211,362
Less: Preferred Stock	8,968
Common Equity	$202,394
Less:
Goodwill	25,087
Other Intangible Assets (other than MSRs)	4,702
Goodwill related to Assets Held-for-Sale	116
Tangible Common Equity (TCE)	$172,489
Common Shares Outstanding at Quarter-end	3,032
Tangible Book Value Per Share	$56.89

(1) Credit valuation adjustments (CVA) on derivatives (counterparty and own-credit), net of hedges, and debt valuation adjustments (DVA) on Citigroup’s fair value option debt. See Appendix A.  Citigroup’s results of operations, excluding the impact of CVA/DVA, are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding the impact of CVA/DVA provides a more meaningful depiction of the underlying fundamentals of its businesses impacted by CVA/DVA.  For a reconciliation of these measures to reported results, see Appendix B.

(2) Second quarter 2014 results included a $3.8 billion charge ($3.7 billion after-tax) to settle claims related to legacy residential mortgage-backed securities (RMBS) and collateralized debt obligations (CDOs) issued, structured or underwritten by Citigroup between 2003 and 2008, recorded in Citi Holdings.  For additional information, please see Citigroup’s Form 8-K filed with the U.S. Securities and Exchange Commission on July 14, 2014.  Citigroup’s results of operations, excluding this item, are non-GAAP financial measures.  For a reconciliation of these measures to reported results, see Appendix B.

(3) Citigroup’s estimated Basel III Tier 1 Common ratio, which reflects full implementation assumed for related capital components, is a non-GAAP financial measure. Citigroup believes this ratio and its components provide useful information to investors and others by measuring Citigroup’s progress against future regulatory capital standards.  Citigroup’s estimated Basel III Tier 1 Common ratio and related components are based on its current interpretation, expectations and understanding of the final U.S. Basel III rules and are subject to, among other things, any changes to the final U.S. Basel III rules, ongoing regulatory review, regulatory approval of Citi’s credit, market and operational risk models, additional refinements, modifications or enhancements (whether required or otherwise) to Citi’s models and further implementation guidance in the U.S.  For the calculation of Citigroup’s estimated Basel III Tier 1 Common ratio, see Appendix D.

(4) Citigroup’s estimated Basel III Supplementary Leverage ratio (SLR) and certain related components are non-GAAP financial measures.  Citigroup believes this ratio and its components provide useful information to investors and others by measuring Citigroup’s progress against future regulatory capital standards.  Citi’s estimated Basel III SLR, as calculated under the final U.S. Basel III rules, represents the average for the quarter of the three monthly ratios of Tier 1 Capital to Total Leverage Exposure (i.e., the sum of the ratios calculated for April, May and June, divided by three).  Total Leverage Exposure is the sum of:  (1) the carrying value of all on-balance sheet assets less applicable Tier 1 Capital deductions; (2) the potential future exposure on derivative contracts; (3) 10% of the notional amount of unconditionally cancellable commitments; and (4) the full  notional amount of certain other off-balance sheet exposures (e.g., other commitments and contingencies).  Citigroup’s estimated Basel III SLR and related components are based on its current interpretation, expectations and understanding of the final U.S. Basel III rules and are subject to, among other things, any changes to the final U.S. Basel III rules, ongoing regulatory review and further implementation guidance in the U.S.

(5) Tangible book value per share is a non-GAAP financial measure.  Citi believes this metric provides useful information as it is used by investors and industry analysts.  For a reconciliation of this measure to reported results, see Appendix E.

(6) First quarter 2014 results included a $210 million tax charge (recorded in Corporate/Other) related to corporate tax reforms enacted in two states.  These reforms lowered marginal tax rates, resulting in a reduction in Citigroup’s state deferred tax assets.  Citigroup’s results of operations, excluding this tax item, are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding this item provides a more meaningful depiction of the underlying fundamentals of its businesses.  For a reconciliation of these measures to reported results, see Appendix B.

(7) Results of operations excluding the impact of FX translation (constant dollar basis) are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding the impact of FX translation is a more meaningful depiction of the underlying fundamentals of its businesses impacted by FX translation.  For a reconciliation of these measures to reported results, see Appendix C.

(8) Hedges on accrual loans reflect the mark-to-market on credit derivatives used to hedge the corporate loan portfolio.  The fixed premium cost of these hedges is included (netted against) the core lending revenues to reflect the cost of the credit protection.  Results of operations excluding the impact of gain/(loss) on loan hedges, are non-GAAP financial measures.  Citigroup believes the presentation of its results of operations excluding the impact of gain/(loss) on loan hedges is a more meaningful depiction of the underlying fundamentals of its businesses.